UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 29, 2014

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

001-11229	Mississippi Power Company (A Mississippi Corporation) 2992 West Beach Gulfport, Mississippi 39501 (228) 864-1211	64-0205820

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Mississippi Power Company.  Information contained herein relating to each registrant is filed by each registrant solely on its own behalf.  Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Southern Company (“Southern Company”) and Mississippi Power Company (“Mississippi Power”) are filing this Current Report on Form 8-K to provide information regarding the cost and schedule for completion of construction and start-up of Mississippi Power’s integrated coal gasification combined cycle project in Kemper County, Mississippi (the “Kemper IGCC”).
The information in Items 2.02 and 7.01 in this Current Report on Form 8-K, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information, including the exhibit attached hereto, shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.02.	Results of Operations and Financial Condition.
The information set forth below in Item 8.01 related to the updated cost estimate for completing the Kemper IGCC and the related recognition of charges to income is incorporated by reference into this Item 2.02.

Item 7.01.	Regulation FD Disclosure.
On April 29, 2014, Mississippi Power submitted its Kemper County Integrated Coal Gasification Combined Cycle Project Monthly Status Report (the “PSC Report”) through March 2014 to the Mississippi Public Service Commission (the “Mississippi PSC”) pursuant to Docket No. 2009-UA-14.  A copy of the PSC Report through March 2014 is furnished as Exhibit 99.01 to this Current Report on Form 8-K.

Item 8.01.	Other Matters.
See MANAGEMENT’S DISCUSSION AND ANALYSIS - FINANCIAL CONDITION AND LIQUIDITY - “Capital Requirements and Contractual Obligations” of

Southern Company and MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Integrated Coal Gasification Combined Cycle” and - FINANCIAL CONDITION AND LIQUIDITY - “Capital Requirements and Contractual Obligations” of Mississippi Power in Item 7 and Note 3 to the financial statements of Southern Company and Mississippi Power under “Integrated Coal Gasification Combined Cycle” in Item 8 of each company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (together, the “Form 10-K”) for additional information regarding the construction of the Kemper IGCC, including (1) the previously scheduled in-service date of the fourth quarter 2014, (2) the cost cap set by the Mississippi PSC of $2.88 billion, net of $245 million of grants awarded to the project by the U.S. Department of Energy under the Clean Coal Power Initiative Round 2 (the “DOE Grants”) and excluding the cost of the lignite mine and equipment, the cost of the carbon dioxide pipeline facilities, allowance for funds used during construction related to the Kemper IGCC, and certain general exceptions, including change of law, force majeure, and beneficial capital (which exists when Mississippi Power demonstrates that the purpose and effect of the cost increase is to produce efficiencies that will result in a neutral or favorable effect on customers relative to the original proposal for the Certificate of Public Convenience and Necessity) (the “Cost Cap Exceptions”), and (3) rate recovery of Kemper IGCC costs.
Mississippi Power reported total additional costs to construct the Kemper IGCC of $184 million in the PSC Reports through January 2014 and February 2014. These costs primarily related to decreases in construction labor productivity at the Kemper IGCC due in large part to adverse weather, unexpected excessive craft labor turn-over, and unanticipated installation inefficiencies.

On April 28, 2014, Mississippi Power further revised its cost estimate for the Kemper IGCC to include an adjustment of approximately $61 million related to the construction issues as described above as well as approximately $135 million related to extension of the expected in-service date as described below, for a total of approximately $4.44 billion, net of the DOE Grants and excluding the Cost Cap Exceptions.
Mississippi Power does not intend to seek any rate recovery or joint owner contributions for any costs related to the construction and start-up of the Kemper IGCC that exceed the $2.88 billion cost cap, net of the DOE Grants and excluding the Cost Cap Exceptions. As a result of the revised cost estimate, Southern Company and Mississippi Power recorded total pre-tax charges to income for the estimated probable losses on the Kemper IGCC of $380 million ($235 million after-tax) in their first quarter 2014 financial statements, in addition to charges totaling $1.2 billion ($729 million after-tax) recognized through December 31, 2013.
Mississippi Power currently expects to place the combined cycle and the associated common facilities portion of the Kemper IGCC in service in the summer of 2014 and continues to focus on completing the remainder of the Kemper IGCC, including the gasification system. However, as a result of the construction issues identified in March 2014 and reflected in the PSC Report filed April 2, 2014, as well as the risk of additional factors that have the potential to further extend construction and start-up as described below, the in-service date for the remainder of the Kemper IGCC is currently expected to occur in the first half of 2015. The revised cost estimate above includes costs through May 31, 2015. Further extension of the in-service date is estimated to result in additional costs of approximately $25 million per month.

Further cost increases and/or extensions of the in-service date with respect to the Kemper IGCC may result from factors including, but not limited to, labor costs and productivity, adverse weather conditions, shortages and inconsistent quality of equipment, materials, and labor, contractor or supplier delay, non-performance under construction or other agreements, and/or start-up activities for this “first-of-a-kind” technology, including major equipment failure, system integration, and operations, and/or unforeseen engineering problems.
The retail rate recovery plan contemplated for the Kemper IGCC assumes utilization of bonus depreciation available under the American Taxpayer Relief Act of 2012 for property placed in service in 2014. While Mississippi Power currently expects to place the combined cycle and the associated common facilities portion of the Kemper IGCC in service in the summer of 2014, extension of the in-service date for the remainder of the Kemper IGCC beyond 2014 results in the loss of tax benefits related to bonus depreciation under current law. The estimated value to retail customers of the bonus depreciation tax benefits not associated with the combined cycle and the associated common facilities portion of the Kemper IGCC is approximately $120 million to $150 million. Loss of these tax benefits would require further adjustment to the proposed retail rate recovery plan, which remains subject to approval by the Mississippi PSC.
In subsequent periods, any further changes in the estimated costs to complete construction and start-up of the Kemper IGCC subject to the $2.88 billion cost cap will be reflected in Southern Company’s and Mississippi Power’s statements of income and these changes could be material.
The ultimate outcome of these matters cannot be determined at this time.

Exhibit

Exhibit 99.01
Kemper County Integrated Coal Gasification Combined Cycle Project Monthly Status Report through March 2014 to the Mississippi Public Service Commission submitted by Mississippi Power Company pursuant to Docket No. 2009-UA-14.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K and in the PSC Report through March 2014 is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the projected cost and schedule for the completion of construction and start-up of the Kemper IGCC, recovery of costs associated with the Kemper IGCC, and bonus depreciation tax benefits. Southern Company and Mississippi Power caution that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company and Mississippi Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in the Form 10-K, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory changes, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings, or inquiries; available sources and costs of fuels; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and other cost recovery mechanisms; ability to control costs and avoid cost overruns during the development and construction of facilities, which includes the development and construction of generating facilities with designs that have not been finalized or previously constructed, including those risks identified above that have caused and may continue to cause cost increases and/or extensions of the in-service date; ability to construct facilities in accordance with the requirements of permits and licenses and to satisfy any operational and environmental performance standards, including any Mississippi PSC requirements and the requirements of tax credits and other incentives; advances in technology; actions related to cost recovery for the Kemper IGCC, including actions relating to proposed securitization, Mississippi PSC approval of Mississippi Power’s proposed rate recovery plan, as ultimately amended, which currently includes the ability to complete the proposed sale of an interest in the Kemper IGCC to South Mississippi Electric Power Association, the ability to utilize bonus depreciation, which currently requires that the related assets be placed in service in 2014, and satisfaction of requirements to utilize investment tax credits and grants; Mississippi PSC review of the prudence of Kemper IGCC costs; the outcome of any legal or regulatory proceedings regarding the Mississippi PSC’s issuance of the Certificate of Public Convenience and Necessity for the Kemper IGCC, the settlement agreement between Mississippi Power and the Mississippi PSC, the March 2013 rate order, or the State of

Mississippi legislation designed to enhance the Mississippi PSC’s authority to facilitate development and construction of baseload generation in the State of Mississippi; and the ability of counterparties of Mississippi Power to make payments as and when due and to perform as required. Southern Company and Mississippi Power expressly disclaim any obligation to update any forward-looking information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2014	THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Corporate Secretary

MISSISSIPPI POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

7